Exhibit 99.1

Baxalta Shareholders Vote to Approve Combination

BANNOCKBURN, Ill., May 27, 2016 – Baxalta Incorporated (NYSE: BXLT) today announced the results of a vote on the proposals identified in the definitive proxy statement/prospectus, dated April 18, 2016, at a special meeting of shareholders held earlier this morning relating to the proposed combination with Shire plc (LSE: SHP, NASDAQ: SHPG). Baxalta shareholders approved the definitive merger agreement with Shire, dated as of January 11, 2016, and the merger transaction, with approximately 76.9 percent of shares outstanding cast in favor of the proposal, which represents approximately 98.9 percent of the votes cast at the meeting.

Earlier today, Shire shareholders of approximately 93.8 percent of the votes cast voted in favor of the adoption of the merger agreement with Baxalta. This represents approximately 75.5 percent of Shire’s total outstanding shares of common stock as of 8:00 a.m. (London time) on May 25, 2016, the record date for the special meeting.

As announced on January 11, 2016, Baxalta and Shire entered into a definitive merger agreement pursuant to which Shire would acquire Baxalta in a stock and cash transaction. Baxalta stockholder approval and Shire shareholder approval are conditions to the merger. The completion of the transaction remains subject to certain other closing conditions, but the companies expect that this transaction will be completed on or about June 3, 2016.

About Baxalta

Baxalta Incorporated (NYSE: BXLT) is a global biopharmaceutical leader developing, manufacturing and commercializing therapies for orphan diseases and underserved conditions in hematology, immunology and oncology. Driven by passion to make a meaningful impact on patients’ lives, Baxalta’s broad and diverse pipeline includes biologics with novel mechanisms and advanced technology platforms such as gene therapy. Launched in 2015 following separation from Baxter International, Baxalta’s heritage in biopharmaceuticals spans decades. Baxalta’s therapies are available in more than 100 countries and it has advanced biological manufacturing operations across 12 facilities, including state-of-the-art recombinant production and plasma fractionation. Headquartered in Northern Illinois, with its Global Innovation Center in Cambridge, Mass., Baxalta employs 17,000 employees worldwide.

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Forward-Looking Statements

This release includes forward-looking statements concerning Baxalta’s proposed combination with Shire. Such statements are made of the date that they were first issued and are based on current expectations, beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Baxalta’s control and which could cause actual results to differ materially from those in the forward-looking statements, including the following: the inability to complete the proposed combination with Shire due to failure to satisfy conditions to completion of the proposed combination; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement related to the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the effect of the announcement of the proposed combination on Baxalta’s client relationships, operating results and business generally, including without limitation the ability to retain key employees; the potential diversion of Baxalta’s management’s attention resulting from the proposed combination and of the combined company’s management’s attention resulting from integration issues after the proposed combination; and other risks identified in Baxalta’s Securities and Exchange Commission (SEC) filings, all of which are available on Baxalta’s website, as well as other risks related to the proposed combination identified in Shire’s respective filings with the SEC. Baxalta expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

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Baxalta Media Relations

Geoffrey Mogilner, +1-224-940-8619, geoffrey.mogilner@baxalta.com

Baxalta Investor Relations

Mary Kay Ladone, +1-224-940-3371, mary.kay.ladone@baxalta.com

Lorna Williams, +1-224-940-3511, lorna.williams@baxalta.com

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